UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 20, 2006

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A amends the Current Report on Form 8-K of Grande Communications Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on July 3, 2006 (the “Original Form 8-K”). The Original Form 8-K is hereby amended to correct the description of the vesting terms and further clarify the exercisability terms of the stock options to purchase shares of common stock and Series H Preferred Stock of the Company that the Board of Directors of the Company approved for grant to Mark Schmeltekopf.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 20, 2006, Mr. Chestnutt was appointed President of the Company in addition to his position as Chief Executive Officer. For a description of Mr. Chestnutt’s biographical information and the material terms of his employment agreement (which such agreement has been amended as described under Item 1.01 above), see the descriptions set forth in Part III, Items 10 and 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(d) On June 20, 2006, Mark Schmeltekopf was appointed as a member of the Board and as Chairman of the Audit Committee of the Board. Mr. Schmeltekopf currently serves as Assistant Controller – Accounting Governance at Valero Energy Corporation, a Fortune 500 energy company based in San Antonio, Texas, and has held this position for three years. Prior to working for Valero, Mr. Schmeltekopf was an audit partner in the Austin office of Arthur Andersen LLP and was the audit engagement partner on the Company’s audit by Arthur Andersen in 2000 and 2001. During his service as Chairman of the Audit Committee, Mr. Schmeltekopf will receive cash compensation of $1,666 per month. In addition, for his service as Chairman of the Audit Committee, the Board has approved the grant to Mr. Schmeltekopf of non-qualified stock options to purchase (1) 300,000 shares of common stock of the Company, with an exercise price of $0.05 per share and which will vest 25% on June 20, 2007, 25% on June 20, 2008, 25% on June 20, 2009 and 25% on June 20, 2010, and (2) 200,000 shares of Series H Preferred Stock of the Company, with an exercise price of $0.10 per share and which will vest 25% on June 20, 2007, 2.1% on the last day of each of the first 35 months after June 20, 2007, and 1.5% on the last day of the 36th month after June 20, 2007. If Mr. Schmeltekopf’s stock option to purchase Series H Preferred Stock vests, then the stock option shall become exercisable only after the first to occur of the following events or dates and only during the following periods: (1) if there is a change of control (as defined in the stock option agreement), during the period beginning 90 days prior to and ending 75 days after such change of control; (2) if Mr. Schmeltekopf’s service as a director is terminated for any reason other than for cause (as such term is defined in the Plan), during the period beginning on the date of such termination and ending on the expiration date of the stock option; (3) if Mr. Schmeltekopf’s service as a director is terminated for cause, the stock option shall not be exercisable; and (4) if such a change of control or termination of service as a director does not occur by the date that Mr. Schmeltekopf exercises the stock option, during the period beginning on January 1, 2016 and ending on June 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: July 25, 2006	By:	/s/ MICHAEL WILFLEY
Michael Wilfley, Chief Financial Officer